Exhibit 99.1

Novo Integrated Sciences Completes Acquisition of Clinical Consultants International LLC

Dr. Joseph M. Chalil, MD, MBA, FACHE Appointed Chief Medical Officer and the New President of Novomerica Health Group

BELLEVUE, Wash., April 7, 2022 - Novo Integrated Sciences, Inc. (NASDAQ: NVOS) (the “Company” or “Novo”), pioneering a holistic approach to patient-first health and wellness through a multidisciplinary healthcare ecosystem of services and product innovation, today announced the Company has completed the acquisition of Clinical Consultants International LLC (“CCI”), a global consulting firm, based in Boca Raton, Florida, specializing in providing value-added services for the pharmaceutical, biotech, healthcare management, hospital management, medical marketing and strategic planning, health policy, and medical device sectors, in an all-stock transaction.

Under the terms of Novo’s acquisition of CCI, Dr. Joseph M. Chalil, MD, MBA, FACHE has been appointed as (i) the Company’s Chief Medical Officer, and (ii) President, Novomerica Health Group, Inc., a wholly owned subsidiary of the Company, formed for expansion of certain medically related business in the U.S. In addition, Dr, Chalil will maintain his leadership of CCI.

Founded in 2006, the highly respected CCI senior strategic advisor team includes Ambassador Pradeep K. Kapur, IFS (IIT Delhi), former Indian Ambassador to several countries including Chile, Dr. Zach P. Zachariah, MD, Medical Director of UHealth Cardiology and the longest-serving member of the Florida Board of Medicine, Saju George, CEO for Garden City Hospital and Prime Healthcare’s midwestern region, and other professionals with extensive healthcare and hospital management experience. In addition, CCI has an impressive international team of physician leaders, diplomats, hospital administrators, and regulatory/FDA experts.

Robert Mattacchione, Novo’s CEO and Board Chairman, commented, “Adding CCI and the impressive CCI team of highly respected, proven leaders in the medical community, led by Dr. Chalil, is a significant milestone intended to accelerate Novo’s expansion to both the U.S. and other global markets. As the healthcare sector worldwide is facing increasingly complex demands with incredible opportunities to leverage technology and new service models, Dr. Chalil and the CCI team are the perfect partner to accelerate Novo’s decentralized healthcare delivery business model. Dr. Chalil and his team share Novo’s forward-thinking vision and combined with CCI’s exceptional talent undoubtedly makes CCI a strong addition to the Novo portfolio of companies.”

Dr. Joe Chalil stated, “Working with Rob and the Novo team over the last year, I’ve witnessed firsthand Novo’s commitment to be a leader in the ongoing transformation of healthcare delivery worldwide. I cannot think of a better partnership for CCI and the CCI team and it is my honor to join the Novo team with this acquisition. I am excited to work closely with Rob and the Novo team to implement our shared vision for the path forward to improving access to high-quality healthcare services and products worldwide.”

About Dr. Joseph M. Chalil, MD, MBA, FACHE

Dr. Chalil has served as Chairman of the Company’s Medical Advisory Board since April ‘2021. Effective April 5, 2022, Dr. Chalil has been appointed as the Company’s Chief Medical Officer and President, Novomerica Health Group, Inc., a wholly owned subsidiary of the Company, formed for expansion of certain medically related business in the U.S.

Dr. Chalil is an author of several scientific and research papers in international publications. He is also the Chairman of the Complex Health Systems Advisory Board, H. Wayne Huizenga College of Business and Entrepreneurship at Nova Southeastern University in Florida, and a member of Dr. Kiran C. Patel College of Allopathic Medicine Executive Leadership Council. A veteran of the U.S. Navy Medical Corps, he is board certified in healthcare management. He has been awarded a Fellowship by the American College of Healthcare Executives, an international professional society of more than 40,000 healthcare executives who lead hospitals, healthcare systems and other healthcare organizations. Dr. Chalil has held roles of increasing responsibility at DBV Technologies, Boehringer Ingelheim, Abbott Laboratories, and Hoffmann-La Roche.

Additionally, Dr. Chalil is the former Chairman of the Indo-American Press Club. He is an expert in U.S. healthcare policy and a strong advocate for patient-centered care. A strong proponent of providing healthcare access to everyone, Dr. Chalil’s new book, Beyond the COVID-19 Pandemic: Envisioning a Better World by Transforming the Future of Healthcare, is on Amazon’s Best Sellers List.

About Clinical Consultants International LLC

Established in 2006 in Michigan as a hospital consulting firm, Clinical Consultations International specializes in pharmaceuticals, biotech, healthcare management, hospital management, medical marketing and strategic planning, health policy, and medical device consulting. We empower our clients to turn gaps into opportunities. Headquartered in Boca Raton, Florida, we leverage 30+ years of industry experience and our expert consultants worldwide to support our clients. For more information on CCI, please visit www.ccimia.com.

About Novo Integrated Sciences, Inc.

Novo Integrated Sciences, Inc. is pioneering a holistic approach to patient-first health and wellness through a multidisciplinary healthcare ecosystem of multiple patient and consumer touchpoints for services and product innovation. Novo offers an essential and differentiated solution to deliver, or intend to deliver, these services and products through the integration of medical technology, diagnostic and therapeutic solutions, and rehabilitative science.

We believe that “decentralizing” healthcare, through the integration of medical technology and interconnectivity, is an essential solution to the rapidly evolving fundamental transformation of how non-catastrophic healthcare is delivered both now and in the future. Specific to non-critical care, ongoing advancements in both medical technology and inter-connectivity are allowing for a shift of the patient/practitioner relationship to the patient’s home and away from on-site visits to primary medical centers with mass-services. This acceleration of “ease-of-access” in the patient/practitioner interaction for non-critical care diagnosis and subsequent treatment minimizes the degradation of non-critical health conditions to critical conditions as well as allowing for more cost-effective healthcare distribution.

The Company’s decentralized healthcare business model is centered on three primary pillars to best support the transformation of non-catastrophic healthcare delivery to patients and consumers:

●	First Pillar: Service Networks. Deliver multidisciplinary primary care services through (i) an affiliate network of clinic facilities, (ii) small and micro footprint sized clinic facilities primarily located within the footprint of box-store commercial enterprises, (iii) clinic facilities operated through a franchise relationship with the Company, and (iv) corporate operated clinic facilities.

●	Second Pillar: Technology. Develop, deploy, and integrate sophisticated interconnected technology, interfacing the patient to the healthcare practitioner thus expanding the reach and availability of the Company’s services, beyond the traditional clinic location, to geographic areas not readily providing advanced, peripheral based healthcare services, including the patient’s home.

●	Third Pillar: Products. Develop and distribute effective, personalized health and wellness product solutions allowing for the customization of patient preventative care remedies and ultimately a healthier population. The Company’s science-first approach to product innovation further emphasizes our mandate to create and provide over-the-counter preventative and maintenance care solutions.

Innovation through science combined with the integration of sophisticated, secure technology assures Novo Integrated Sciences of continued cutting-edge advancement in patient first platforms.

For more information concerning Novo Integrated Sciences, please visit www.novointegrated.com . For more information on Novo Healthnet Limited, Novo’s wholly owned subsidiary, please visit www.novohealthnet.com

Twitter, LinkedIn, Facebook, Instagram, YouTube

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements other than statements of historical facts included in this press release are forward-looking statements. In some cases, forward-looking statements can be identified by words such as “believe,” “intend,” “expect,” “anticipate,” “plan,” “potential,” “continue” or similar expressions. Such forward-looking statements include risks and uncertainties, and there are important factors that could cause actual results to differ materially from those expressed or implied by such forward-looking statements. These factors, risks and uncertainties are discussed in Novo’s filings with the Securities and Exchange Commission. Investors should not place any undue reliance on forward-looking statements since they involve known and unknown, uncertainties and other factors which are, in some cases, beyond Novo’s control which could, and likely will, materially affect actual results, levels of activity, performance or achievements. Any forward-looking statement reflects Novo’s current views with respect to future events and is subject to these and other risks, uncertainties and assumptions relating to operations, results of operations, growth strategy and liquidity. Novo assumes no obligation to publicly update or revise these forward-looking statements for any reason, or to update the reasons actual results could differ materially from those anticipated in these forward-looking statements, even if new information becomes available in the future. The contents of any website referenced in this press release are not incorporated by reference herein.

Contact

Novo Integrated Sciences

Chris David, COO-President

chris.david@novointegrated.com

(888) 512-1195